UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009

QUICKSILVER GAS SERVICES LP
(Exact name of registrant as specified in its charter)

Delaware	001-33631	56-2639586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-8620

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

On August 17, 2009, the Board of Directors of Quicksilver Gas Services GP LLC (the "General Partner"), the general partner of Quicksilver Gas Services LP (the “Partnership”), approved the Quicksilver Gas Services LP First Amended and Restated 2007 Equity Plan, subject to approval by the limited partners of the Partnership.  On October 7, 2009, the First Amended and Restated 2007 Equity Plan was approved by the written consent of the holder of a majority of the Partnership's common and subordinated units, effective as of November 4, 2009.

The First Amended and Restated 2007 Equity Plan amends and restates the plan.  In general, the amendments to the plan increase the balance of units available for grants under the plan to 750,000 units as of November 4, 2009.  The foregoing description is qualified in its entirety by reference to the full text of the First Amended and Restated 2007 Equity Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The principal executive officer, the principal financial officer and the other named executive officers of the General Partner participate or are eligible to participate in the First Amended and Restated 2007 Equity Plan.  The description of the First Amended and Restated 2007 Plan under “Item 1.01 Entry Into a Material Definitive Agreement” above and Exhibit 10.1 to this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit Number	Description
10.1	Quicksilver Gas Services LP First Amended and Restated 2007 Equity Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER GAS SERVICES LP

By:	Quicksilver Gas Services GP LLC,
its General Partner

By:	/s/ Philip Cook
Philip Cook
Senior Vice President -
Chief Financial Officer

Date: November 5, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Quicksilver Gas Services LP First Amended and Restated 2007 Equity Plan.